Sub-Item 77C

DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS

Dreyfus Government Cash Management

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

      A Special Meeting of Shareholders of Dreyfus Government Cash Management (the “Fund”) was held on February 12, 2010.  Out of a total of 25,525,607,261.415 shares (“Shares”) entitled to vote at the Meeting, a total of 18,652,900,467.120 shares were represented at the Meeting, in person or by proxy. The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending         15,970,253,481.800    1,282,421,890.940     1,400,225,094.380

Fund’s policy regarding

borrowing

2. To approve the Fund’s              15,338,787,031.130    2,072,809,073.180     1,241,304,362.810

policy regarding lending

3. To permit investment in            13,031,662,926.480    4,369,751,315.860     1,251,486,224.780

other investment companies

DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS

Dreyfus Government Prime Cash Management

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders of Dreyfus Government Prime Cash Management (the “Fund”) was held on February 12, 2010 at 12:00 pm.  Out of a total of 5,878,407,061.180 shares (“Shares”) entitled to vote at the Meeting, a total of 2,763,541,475.300 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to February 12, 2010 at 5:00 pm, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the Fund’s               2,221,519,399.000      406,724,011.100        135,298,065.200

policy regarding lending

A Special Meeting of Shareholders of Dreyfus Government Prime Cash Management (the “Fund”) was held on February 12, 2010 at 5:00 pm.  Out of a total of 5,878,407,061.180 shares (“Shares”) entitled to vote at the Meeting, a total of 2,877,847,748.030 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to February 14, 2010, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the Fund’s               2,335,825,671.730        406,724,011.100        135,298,065.200

policy regarding lending

A Special Meeting of Shareholders of Dreyfus Government Prime Cash Management (the “Fund”) was held on February 14, 2010.  Out of a total of 5,878,407,061.180 shares (“Shares”) entitled to vote at the Meeting, a total of 2,919,080,099.830 shares were represented at the Meeting, in person or by proxy.  Since the quorum was not present, the vote required by statute was not obtained for this fund.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the Fund’s               2,377,148,348.680        406,724,011.100        135,207,740.050

policy regarding lending